Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(67,405,560)
Unrealized Gain (Loss) on Market Value of Futures	(111,145,030)
Interest Income	2,041,542
ETF Transaction Fees	22,000
Total Income (Loss)	$(176,487,048)

Expenses
Investment Advisory Fee	$463,900
Brokerage Commissions	113,450
K-1 Tax Expense	101,215
SEC & FINRA Registration Fees	45,821
NYMEX License Fee	30,952
Legal Fees	17,689
Non-interested Directors' Fees and Expenses	14,823
Audit Fees	13,950
Total Expenses	$801,800
Net Gain (Loss)	$(177,288,848)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/08	$861,184,347
Additions (11,600,000 Units)	1,281,905,177
Withdrawals (9,300,000 Units)	(975,512,542)
Net Gain (Loss)	(177,288,848)

Net Asset Value End of Period	$990,288,134
Net Asset Value Per Unit (9,900,000 Units)	$100.03

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502